Exhibit 99

News Release

Contact

Bev Fleming, Investor Relations

(312) 444-7811

or

Richard Jurek, Public Relations

(312) 444-5281

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS RECORD FIRST QUARTER 2007

EARNINGS OF $.84 PER SHARE, UP 14% FROM THE PRIOR YEAR.

(Chicago, April 17, 2007) Northern Trust Corporation today reported record net income per common share of $.84 for the first quarter of 2007, an increase of 14% from $.74 per share a year ago. Net income increased 15% to a record $186.7 million, up from $163.0 million earned in the first quarter of last year. This performance resulted in a return on average common equity of 19.2%.

William A. Osborn, Chairman and Chief Executive Officer, commented, “This quarter’s record performance was driven by strong revenue growth, increasing 11% over last year. The growth resulted from record trust, investment and other servicing fees and net interest income, together with excellent foreign exchange trading income. Our success in the marketplace also continued as client assets grew at a double-digit rate, with assets under custody increasing 20% over last year to $3.8 trillion, global custody assets growing 30% to $1.8 trillion, and assets under management increasing 16% to $756 billion. We are pleased with our performance in the quarter, particularly with the accelerated growth in our private client business. We remain focused on our client-centric strategy and are continuing to invest in products and services for the ever evolving needs of our clients.”

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FIRST QUARTER PERFORMANCE HIGHLIGHTS

Northern Trust’s first quarter consolidated revenues reached a record $823.8 million, up 11% from last year’s first quarter. Trust, investment and other servicing fees increased 10% from last year to a record $488.9 million and represented 59% of first quarter revenues. Total fee-related income represented 74% of revenues. Net interest income rose 10% from a year ago to a record $210.3 million and foreign exchange trading income increased 20% to $67.2 million.

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) increased 8% from the year-ago quarter to a record $274.2 million, reflecting strong new business and higher equity markets. Growth in our international business resulted in a 12% increase in custody and fund administration fees to $140.7 million. Custody and fund administration fees in the prior year quarter included a nonrecurring revenue accrual of approximately $4.5 million. Securities lending fees totaled $45.6 million, down 6% compared with the exceptionally strong performance last year. Results were impacted by lower spreads on the investment of cash collateral, offset in part by higher volumes. Fees from asset management in the quarter grew 12% from the prior year to $71.5 million. C&IS assets under custody totaled $3.5 trillion, up 20% from a year ago, and included $1.8 trillion of global custody assets, a 30% increase compared with a year ago. C&IS assets under management totaled $616.5 billion, a 16% increase from the prior year.

Trust, investment and other servicing fees from Personal Financial Services (PFS) in the quarter increased 14% and totaled a record $214.7 million compared with $188.9 million a year ago. The increase in PFS fees resulted primarily from strong new business results and higher equity markets. Revenue growth continued to be broad-based, with all regions and the Wealth Management Group reporting year-over-year increases in fees. PFS assets under custody totaled $291.8 billion, a 24% increase from $235.6 billion in the prior year. PFS assets under management totaled $139.3 billion, a 15% increase from $121.5 billion last year.

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FIRST QUARTER PERFORMANCE HIGHLIGHTS (continued)

Foreign exchange trading income of $67.2 million increased 20% from the prior year quarter, primarily driven by strong client volumes. Revenues from security commissions and trading income equaled $14.0 million, down 10% from the prior year. Other operating income was $27.1 million for the first quarter compared with $21.4 million in the same period last year. Approximately half of the increase in other operating income reflects the foreign exchange rate impact of translating non-U.S. assets and liabilities.

Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $210.3 million, up 10% from $190.6 million reported in the prior year quarter. The increase reflects higher levels of average earning assets, partially offset by a decline in the net interest margin. Average earning assets of $50.9 billion were 18% higher than a year ago driven by growth in short term money market assets, loans and leases, and securities. The net interest margin equaled 1.68%, down from 1.79% in the prior year quarter. The decline in the net interest margin reflects the significant growth in global custody-related deposits which have been invested primarily in short-term money market assets and securities.

The reserve for credit losses at March 31, 2007 of $148.8 million decreased $2.2 million from the December 31, 2006 balance. There was no provision for credit losses in the current quarter compared with $4.0 million in the prior year quarter. Net charge-offs in the quarter totaled $2.2 million compared with $.1 million in the first quarter last year. Nonperforming loans totaled $35.1 million at March 31, 2007, compared with $35.7 million at December 31, 2006 and $31.1 million at March 31, 2006. The reserve for credit losses of $148.8 million included $10.5 million allocated to loan commitments and other off-balance sheet exposures. The remaining $138.3 million reserve assigned to loans and leases at March 31, 2007 represented a reserve to loan ratio of .64%, compared with .62% at December 31, 2006 and .65% a year ago. Nonperforming loans of $35.1 million at quarter-end represented .16% of total loans and leases and were covered 3.9 times by the assigned reserve.

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FIRST QUARTER PERFORMANCE HIGHLIGHTS (continued)

Noninterest expenses totaled $525.9 million for the quarter, up 11% from $473.3 million in the year-ago quarter.

Compensation and employee benefit expenses totaled $301.3 million, up $29.3 million or 11% compared with last year. The current quarter increase was driven by increased staff levels, annual salary increases, higher performance-based compensation, and higher health care costs. Staff on a full-time equivalent basis at March 31, 2007 totaled 9,940, up 9% from a year ago.

Other expense categories totaled $224.6 million, up $23.3 million or 12% from $201.3 million last year. The current quarter increase reflects volume driven growth in global subcustody expense, higher expenses for technical and consulting services, a litigation reserve accrual, higher computer software amortization, and increased advertising costs.

The provision for income taxes was $95.6 million resulting in an effective tax rate of 33.9%. In the prior year quarter, the provision for income taxes was $87.4 million and the effective tax rate was 34.9%. The lower effective rate reflects management’s decision to reinvest indefinitely the earnings of certain non-U.S. subsidiaries.

FIRST QUARTER PERFORMANCE VS. FOURTH QUARTER

Net income per common share of $.84 for the first quarter of 2007 increased 9% from $.77 per share reported in the fourth quarter of 2006. Net income also increased 9% to $186.7 million, up from $170.8 million in the fourth quarter of last year.

Consolidated revenues increased $47.8 million to $823.8 million. Trust, investment and other servicing fees increased $30.7 million or 7% in the quarter with C&IS fees increasing $19.8 million or 8% and PFS fees increasing $10.9 million or 5%. Net interest income increased $3.7 million or 2% in the quarter.

There was no provision for credit losses in the first quarter compared with $2.0 million in the fourth quarter of 2006.

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FIRST QUARTER PERFORMANCE VS. FOURTH QUARTER (continued)

Noninterest expense totaled $525.9 million in the first quarter, an increase of $11.3 million or 2% from the fourth quarter of 2006. Compensation and employee benefits increased $24.3 million, primarily the result of higher performance-based compensation and expenses associated with stock options, increased staff levels, and higher health care plan costs. Northern Trust’s primary grant of stock options occurs in the first fiscal quarter. Consequently, the first quarter expense for stock options is typically higher due to the requirement to expense on the date of grant the entire value of options granted to retirement-eligible employees. The first quarter expense for stock options included $6.3 million attributable to this immediate expensing requirement. Other noninterest expense categories totaled $224.6 million, down 5% from $237.6 million in the fourth quarter of 2006. The decline reflects lower expenses for equipment and software, consulting and other professional services, business promotion, and advertising.

The provision for income taxes was $95.6 million in the first quarter compared with $71.3 million in the fourth quarter. The fourth quarter of 2006 included a benefit of $7.9 million reflecting the full year impact of management’s decision to reinvest indefinitely the 2006 earnings of certain non-U.S. subsidiaries. The fourth quarter of 2006 also included a benefit of $2.0 million related to the finalization of the recognition of tax benefits associated with the one-time election to repatriate earnings of non-U.S. subsidiaries provided by the American Jobs Creation Act of 2004.

BALANCE SHEET

Assets averaged $57.0 billion for the quarter, up 15% from last year’s first quarter average of $49.7 billion. The securities portfolio averaged $12.5 billion, up 13% from last year, while loans and leases averaged $21.4 billion, up 9%. Money market assets averaged $17.0 billion for the quarter, an increase of 36% from the prior year. The increase in earning assets was primarily funded by growth in non-U.S. office deposits.

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BALANCE SHEET (continued)

Residential mortgages averaged $8.7 billion in the quarter, up 4% from the prior year's first quarter, and represented 41% of the total average loan and lease portfolio. Commercial and industrial loans averaged $4.7 billion, up 29% from $3.7 billion last year, while personal loans averaged $3.1 billion, up 6% from last year's first quarter.

Common stockholders’ equity averaged $3.94 billion, up 9% from last year’s first quarter. The increase primarily reflects the retention of earnings offset in part by the impact of adopting new accounting standards and the repurchase of common stock pursuant to the Corporation’s share buyback program.

The December 31, 2006 adoption of a new accounting standard relating to defined benefit pension and other post retirement plans reduced stockholders’ equity by $160.8 million due to the requirement that employers recognize any previously unrecognized actuarial gains/losses and prior service costs, net of tax, in accumulated other comprehensive income. On January 1, 2007, Northern Trust adopted the FASB’s Staff Position No. FAS 13-2 related to the accounting for projected changes in leveraged lease cash flows which reduced retained earnings by $72.3 million. In response to the capital impact of adopting these new accounting standards, the Corporation reduced stock repurchases under the share buyback program in the first quarter of 2007, repurchasing 43,364 shares at a cost of $2.7 million ($61.23 average price per share). An additional 11.9 million shares are authorized for repurchase after March 31, 2007 under the previously announced share buyback program.

FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust's financial goals, dividend policy, expansion and business development plans, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects

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FORWARD-LOOKING STATEMENTS (continued)

of any extraordinary events and various other matters (including developments in litigation and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust's business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2006 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

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WEBCAST OF FIRST QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s first quarter earnings conference call will be webcast live on April 17, 2007. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 9:00 a.m. CDT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 1:00 p.m. CDT on April 17, 2007 through 6:00 p.m. CDT on April 24, 2007. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ In Millions Except Per Share Data)	FIRST QUARTER
	2007	2006	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$488.9	$442.5	10%
Foreign Exchange Trading Income	67.2	55.8	20
Treasury Management Fees	16.2	17.0	(5)
Security Commissions & Trading Income	14.0	15.6	(10)
Other Operating Income	27.1	21.4	26
Investment Security Transactions	0.1	0.1	—

Total Noninterest Income	613.5	552.4	11
Interest Income (Taxable Equivalent)	651.9	492.4	32
Interest Expense	441.6	301.8	46

Net Interest Income (Taxable Equivalent)	210.3	190.6	10
Total Revenue (Taxable Equivalent)	823.8	743.0	11
Noninterest Expenses
Compensation	244.7	216.7	13
Employee Benefits	56.6	55.3	2
Outside Services	84.1	74.9	12
Equipment & Software Expense	50.9	47.9	6
Occupancy Expense	38.0	35.1	8
Other Operating Expenses	51.6	43.4	19

Total Noninterest Expenses	525.9	473.3	11
Provision for Credit Losses	—	4.0	N/M
Taxable Equivalent Adjustment	15.6	15.3	2

Income before Income Taxes	282.3	250.4	13
Provision for Income Taxes	95.6	87.4	9

NET INCOME	$186.7	$163.0	15%

Per Common Share
Net Income
Basic	$0.85	$0.75	13%
Diluted	0.84	0.74	14
Return on Average Common Equity	19.21%	18.22%
Average Common Equity	$3,940.5	$3,627.2	9%
Return on Average Assets	1.33%	1.33%
Common Dividend Declared per Share	$0.25	$0.23	9%
Average Common Shares Outstanding (000s)
Basic	218,800	217,646
Diluted	223,191	221,475
Common Shares Outstanding (EOP)	219,407	218,046

(*)	Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.
(N/M)	Percentage change is either not meaningful or not applicable.
Note:	Certain reclassifications have been made to prior periods' consolidated financial statements to place them on a basis comparable with the current period's consolidated financial statements.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ In Millions Except Per Share Data)	FIRST QUARTER	FOURTH QUARTER
	2007	2006	% Change
Noninterest Income
Trust, Investment and Other Servicing Fees	$488.9	$458.2	7%
Foreign Exchange Trading Income	67.2	54.3	24
Treasury Management Fees	16.2	15.3	6
Security Commissions & Trading Income	14.0	15.6	(10)
Other Operating Income	27.1	24.9	9
Investment Security Transactions	0.1	1.1	(91)

Total Noninterest Income	613.5	569.4	8

Interest Income (Taxable Equivalent)	651.9	639.9	2
Interest Expense	441.6	433.3	2

Net Interest Income (Taxable Equivalent)	210.3	206.6	2

Total Revenue (Taxable Equivalent)	823.8	776.0	6

Noninterest Expenses
Compensation	244.7	223.3	10
Employee Benefits	56.6	53.7	5
Outside Services	84.1	88.9	(5)
Equipment & Software Expense	50.9	56.9	(11)
Occupancy Expense	38.0	37.3	2
Other Operating Expenses	51.6	54.5	(5)

Total Noninterest Expenses	525.9	514.6	2

Provision for Credit Losses	—	2.0	N/M
Taxable Equivalent Adjustment	15.6	17.3	(10)

Income before Income Taxes	282.3	242.1	17
Provision for Income Taxes	95.6	71.3	34

NET INCOME	$186.7	$170.8	9%

Per Common Share
Net Income
Basic	$0.85	$0.78	9%
Diluted	0.84	0.77	9

Return on Average Common Equity	19.21%	17.14%
Average Common Equity	$3,940.5	$3,953.9	N/M %
Return on Average Assets	1.33%	1.18%

Common Dividend Declared per Share	$0.25	$0.25	—%
Average Common Shares Outstanding (000s)
Basic	218,800	218,012
Diluted	223,191	222,289
Common Shares Outstanding (EOP)	219,407	218,701

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)
	MARCH 31
	2007	2006	% Change (*)
Assets
Money Market Assets	$19,541.5	$12,821.1	52%
Securities
U.S. Government	6.1	13.0	(53)
Government Sponsored Agency and Other	11,656.0	10,199.7	14
Municipal	886.8	905.1	(2)
Trading Account	8.1	6.7	23

Total Securities	12,557.0	11,124.5	13
Loans and Leases	21,658.2	20,040.6	8

Total Earning Assets	53,756.7	43,986.2	22
Reserve for Credit Losses Assigned to Loans & Leases	(138.3)	(129.3)	7
Cash and Due from Banks	2,571.5	2,815.4	(9)
Trust Security Settlement Receivables	281.0	291.5	(4)
Buildings and Equipment, net	483.0	461.4	5
Other Nonearning Assets	2,578.5	2,769.8	(7)

Total Assets	$59,532.4	$50,195.0	19%

Liabilities and Stockholders' Equity
Interest-Bearing Deposits
Savings	$9,184.7	$8,534.0	8%
Other Time	476.8	374.1	27
Foreign Office Time	30,916.7	19,067.4	62

Total Interest-Bearing Deposits	40,578.2	27,975.5	45
Short-Term Borrowings	2,386.2	6,268.5	(62)
Senior Notes and Long-Term Debt	3,404.6	3,205.9	6

Total Interest-Related Funds	46,369.0	37,449.9	24
Demand & Other Noninterest-Bearing Deposits	6,441.4	6,633.3	(3)
Other Liabilities	2,678.6	2,408.4	11

Total Liabilities	55,489.0	46,491.6	19
Common Equity	4,043.4	3,703.4	9

Total Liabilities and Stockholders' Equity	$59,532.4	$50,195.0	19%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)	MARCH 31	DECEMBER 31
	2007	2006	% Change
Assets
Money Market Assets	$19,541.5	$16,790.3	16%
Securities
U.S. Government	6.1	1.0	510
Government Sponsored Agency and Other	11,656.0	11,460.1	2
Municipal	886.8	895.5	(1)
Trading Account	8.1	8.6	(6)

Total Securities	12,557.0	12,365.2	2
Loans and Leases	21,658.2	22,609.7	(4)

Total Earning Assets	53,756.7	51,765.2	4
Reserve for Credit Losses Assigned to Loans & Leases	(138.3)	(140.4)	(1)
Cash and Due from Banks	2,571.5	4,961.0	(48)
Trust Security Settlement Receivables	281.0	339.3	(17)
Buildings and Equipment, net	483.0	487.2	(1)
Other Nonearning Assets	2,578.5	3,299.9	(22)

Total Assets	$59,532.4	$60,712.2	(2)%

Liabilities and Stockholders' Equity
Interest-Bearing Deposits
Savings	$9,184.7	$8,296.9	11%
Other Time	476.8	459.6	4
Foreign Office Time	30,916.7	25,748.8	20

Total Interest-Bearing Deposits	40,578.2	34,505.3	18
Short-Term Borrowings	2,386.2	7,748.6	(69)
Senior Notes and Long-Term Debt	3,404.6	3,029.8	12

Total Interest-Related Funds	46,369.0	45,283.7	2
Demand & Other Noninterest-Bearing Deposits	6,441.4	9,314.9	(31)
Other Liabilities	2,678.6	2,169.7	23

Total Liabilities	55,489.0	56,768.3	(2)
Common Equity	4,043.4	3,943.9	3

Total Liabilities and Stockholders' Equity	$59,532.4	$60,712.2	(2)%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)
	FIRST QUARTER
	2007	2006	% Change (*)
Assets
Money Market Assets	$16,960.1	$12,475.4	36%
Securities
U.S. Government	99.3	146.4	(32)
Government Sponsored Agency and Other	11,521.8	10,009.8	15
Municipal	885.9	906.0	(2)
Trading Account	7.4	6.9	7

Total Securities	12,514.4	11,069.1	13
Loans and Leases	21,430.9	19,642.4	9

Total Earning Assets	50,905.4	43,186.9	18
Reserve for Credit Losses Assigned to Loans & Leases	(140.1)	(125.1)	12
Nonearning Assets	6,284.4	6,596.8	(5)

Total Assets	$57,049.7	$49,658.6	15%

Liabilities and Stockholders' Equity
Interest-Bearing Deposits
Savings	$8,827.7	$8,630.8	2%
Other Time	471.1	384.1	23
Foreign Office Time	27,424.3	19,421.1	41

Total Interest-Bearing Deposits	36,723.1	28,436.0	29
Short-Term Borrowings	3,939.0	5,434.8	(28)
Senior Notes and Long-Term Debt	3,243.9	3,326.2	(2)

Total Interest-Related Funds	43,906.0	37,197.0	18
Demand & Other Noninterest-Bearing Deposits	6,881.2	6,332.0	9
Other Liabilities	2,322.0	2,502.4	(7)

Total Liabilities	53,109.2	46,031.4	15
Common Equity	3,940.5	3,627.2	9

Total Liabilities and Stockholders' Equity	$57,049.7	$49,658.6	15%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA ($ In Millions Except Per Share Data)	2007 Quarters	2006 Quarters
	First	Fourth	Third	Second	First
Net Income Summary
Trust, Investment and Other Servicing Fees	$488.9	$458.2	$438.1	$452.8	$442.5
Other Noninterest Income	124.6	111.2	113.0	140.5	109.9
Net Interest Income (Taxable Equivalent)	210.3	206.6	198.5	199.0	190.6

Total Revenue (Taxable Equivalent)	823.8	776.0	749.6	792.3	743.0
Provision for Credit Losses	—	2.0	6.0	3.0	4.0
Noninterest Expenses	525.9	514.6	477.0	492.0	473.3

Pretax Income (Taxable Equivalent)	297.9	259.4	266.6	297.3	265.7
Taxable Equivalent Adjustment	15.6	17.3	16.1	16.1	15.3
Provision for Income Taxes	95.6	71.3	86.8	113.3	87.4

Net Income	$186.7	$170.8	$163.7	$167.9	$163.0

Per Common Share
Net Income—Basic	$0.85	$0.78	$0.75	$0.77	$0.75
—Diluted	0.84	0.77	0.74	0.76	0.74
Dividend Declared	0.25	0.25	0.23	0.23	0.23
Book Value (EOP)	18.43	18.03	18.06	17.48	16.98
Market Value (EOP)	60.14	60.69	58.43	55.30	52.50
Ratios
Return on Average Common Equity	19.21%	17.14%	16.96%	18.05%	18.22%
Return on Average Assets	1.33	1.18	1.23	1.28	1.33
Net Interest Margin	1.68	1.67	1.73	1.73	1.79
Risk-based Capital Ratios
Tier 1	10.2%	9.8%	10.2%	10.0%	10.2%
Total (Tier 1 + Tier 2)	12.4	12.0	12.5	12.4	12.7
Leverage	7.0	6.7	7.0	6.8	7.0
Trust Assets Under Custody ($ in Billions)—EOP **
Corporate	$3,462.3	$3,263.5	$3,065.7	$2,925.2	$2,889.8
Personal	291.8	281.9	242.8	234.9	235.6

Total Trust Assets Under Custody	$3,754.1	$3,545.4	$3,308.5	$3,160.1	$3,125.4

Managed Assets	$755.8	$697.2	$667.2	$640.1	$652.8
Asset Quality ($ in Millions)—EOP
Nonperforming Loans	$35.1	$35.7	$32.1	$30.1	$31.1
Other Real Estate Owned (OREO)	1.9	1.4	0.4	2.7	0.1

Total Nonperforming Assets	$37.0	$37.1	$32.5	$32.8	$31.2

Nonperforming Assets / Loans & OREO	0.17%	0.16%	0.15%	0.15%	0.16%
Gross Charge-offs	$2.3	$0.9	$0.3	$0.2	$0.4
Less: Gross Recoveries & Foreign Translation	0.1	0.5	0.2	0.8	0.3

Net Charge-offs (Recoveries & Translation)	$2.2	$0.4	$0.1	($0.6)	$0.1

Net Charge-offs (Annualized) to Average Loans	0.04%	0.01%	0.00%	-0.01%	0.00%
Reserve for Credit Losses Assigned to Loans	$138.3	$140.4	$139.4	$133.5	$129.3
Reserve to Nonaccrual Loans	394%	393%	434%	444%	416%
Reserve for Other Credit-Related Exposures	$10.5	$10.6	$10.0	$10.0	$10.6

**	Assets Under Custody do not include assets administered but not held under custody that were previously included within the category of Assets Under Administration.